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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

Mercury International Fund of
Mercury Asset Management Funds, Inc.:


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-56203 of our report dated July 29, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey

July 29, 1998